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Exhibit 10.7

[Execution Copy]

PFI HOLDINGS CORP.
REGISTRATION AGREEMENT

        THIS AGREEMENT is made as of November 3, 2003, by and among PFI Holdings Corp., a Delaware corporation (the "Company"), the Persons identified on the Schedule of Investors attached hereto (the "Investors") and Pierre Fabre Dermo-Cosmetique, S.A., a French société anonyme ("PFDC") and each of the other holders of Registrable Securities who may from time to time become a party hereto by executing a counterpart signature page to this Agreement. Capitalized terms used herein but not otherwise defined herein are defined in paragraph 8 below.

        WHEREAS, the Company and the Investors are parties to a Stock Purchase Agreement of even date herewith (the "Investor Purchase Agreement") pursuant to which (among other things) the Investors shall acquire shares of Common Stock and Preferred Stock; and

        WHEREAS, the Company and PFDC are parties to a Stock Purchase Agreement of even date herewith among PFI Acquisition Corp., a New York corporation and a wholly owned subsidiary of the Company, Pierre-Fabre, Inc., a New York corporation, the Company and PFDC (the "Acquisition Agreement"), pursuant to which (among other things) PFDC shall acquire shares of Common Stock and Preferred Stock;

        WHEREAS, in order to induce the Investors to enter into the Purchase Agreement and in order to induce PFDC to enter into the Acquisition Agreement, the Company has agreed to provide the registration rights set forth in this Agreement;

        WHEREAS, PFDC has transferred 200,000 shares of Common Stock to Mr. Claude Gros; and

        WHEREAS, the execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement and the Acquisition Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        1.    Demand Registrations.

        (a)    Requests for Registration.    Subject to the other terms and conditions of this paragraph 1, at any time after the date that is 180 days after the Company has completed an Initial Public Offering (as defined in paragraph 3(a)) the holders of a majority of the Registrable Securities may at any time request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and the holders of a majority of the Registrable Securities may at any time request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. In addition, subject to the other terms and conditions of this paragraph 1, at any time after the earlier of (X) 90 days after the date that a Short-Form Registration has been completed at the request of the holders of a majority of the Registrable Securities and (Y) six months after the Company becomes eligible to use short form registrations, the holders of a majority of the PFDC Registrable Securities may request one Short-Form Registration, if available. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations". Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method of distribution. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of paragraph (d) hereof, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable

Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

        (b)    Long-Form Registrations.    The holders of a majority of the Registrable Securities shall be entitled to request three (3) Long-Form Registrations in which the Company shall pay all Registration Expenses. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 80% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder.

        (c)    Short-Form Registrations.    In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), (x) the holders of a majority of the Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses and (y) at any time after the earlier of (i) 90 days after the date that a Short-Form Registration has been completed at the request of the holders of a majority of the Registrable Securities and (ii) six months after the Company becomes eligible to use short form registrations, the holders of a majority of the PFDC Registrable Securities shall be entitled to request one (1) underwritten Short-Form Registration in which the Company shall pay all Registration Expenses; provided that the aggregate offering value of the PFDC Registrable Securities requested to be registered in any Short-Form Registration pursuant to this clause (y) must equal at least $2,500,000. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

        (d)    Priority on Demand Registrations.    The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

        (e)    Restrictions on Long-Form Registrations.    The Company shall not be obligated to effect any Long-Form Registration within 180 days after the effective date of the Company's Initial Public Offering or within 90 days after the effective date of any other previous Long-Form Registration or a previous registration in which Registrable Securities were included pursuant to paragraph 2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of a majority of the Registrable Securities agree that such Demand Registration would reasonably be expected to have (i) a material adverse effect on (or require premature disclosure of) any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction or (ii) a material adverse effect on the Company's business or stock price; provided that in such event, the holders of Registrable

Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

        (f)    Selection of Underwriters.    The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld or delayed.

        (g)    Other Registration Rights.    The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities.

        2.    Piggyback Registrations.

        (a)    Right to Piggyback.    Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within three (3) business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of paragraphs 2(c) and 2(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice.

        (b)    Piggyback Expenses.    The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

        (c)    Priority on Primary Registrations.    If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

        (d)    Priority on Secondary Registrations.    If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each, and (ii) second, other securities requested to be included in such registration.

        (e)    Selection of Underwriters.    If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld or delayed so long as such investment banker(s) and manager(s) are of recognized national standing.

        (f)    Other Registrations.    If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.

        3.    Holdback Agreements.

        (a)   No holder of Registrable Securities shall effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act (or any similar rule then in force)) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, (a) during such period of time (not to exceed 180 days as determined by the underwriters managing such offering) following (i) the effective date of the Company's initial public offering of its Common Stock under the Securities Act (the "Initial Public Offering") or (ii) the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree in writing.

        (b)   The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during such period of time (not to exceed 90 days as may be determined by the underwriters managing such underwritten registration) following the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of at least 2% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act (or any similar rule then in force)) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

        4.    Registration Procedures.    Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

        (a)   prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

        (b)   notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

        (c)   furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

        (d)   use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

        (e)   notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

        (f)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

        (g)   provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

        (h)   enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

        (i)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

        (j)    otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

        (k)   permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

        (l)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

        (m)  use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other United States governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

        (n)   obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement).

        5.    Registration Expenses.

        (a)   All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company as provided in this Agreement, and the Company shall also pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

        (b)   In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

        6.    Indemnification.

        (a)   The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

        (b)   In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

        (c)   Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        (d)   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

        7.    Participation in Underwritten Registrations.    No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in paragraph 6 hereof.

        8.    Definitions.

        (a)   "Common Stock" means the Company's Common Stock, par value $.01 per share.

        (b)   "Investor Registrable Securities" means the Registrable Securities initially held by the Investors.

        (c)   "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a government or any branch, department, agency, political subdivision or official thereof.

        (d)   "PFDC Registrable Securities" means the Registrable Securities initially held by PFDC, including the 200,000 shares of Common Stock transferred by PFDC to Claude Gros.

        (e)   "Preferred Stock" means the Company's Series A Preferred Stock, par value $.01 per share.

        (f)    "Registrable Securities" means (i) any shares of Common Stock issued pursuant to the Investor Purchase Agreement or the Acquisition Agreement, (ii) any shares of Common Stock held by parties to this Agreement other than the Investors and the Company or acquired hereafter through the exercise of employee stock options by employees of the Company and its Subsidiaries who are or become parties to this Agreement, (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iv) any other shares of Common Stock held by Persons holding securities described in clauses (i), (ii) or (iii) above. For purposes of this Agreement, shares of Common Stock held by the Company or any of its Subsidiaries will not be deemed to be "Registrable Securities." As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. As to any particular Registrable Securities held by the Investors, such securities shall cease to be Registrable Securities when they have been distributed by the Investors to any of their direct or indirect partners or members (but only if the Investors advise the Company in writing of their desire to exclude the securities so distributed from the definition of "Registrable Securities" hereunder at any time before or after the date of such distribution). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

        (g)   "Securities Act" means the Securities Act of 1933, as amended from time to time.

        (h)   "Subsidiary" means with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or business entity.

        9.    Miscellaneous.

        (a)    Remedies.    Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

        (b)    Amendments and Waivers.    Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities; provided that no such amendment, modification or waiver that would (i) terminate or amend the rights of the holders of a majority of the PFDC Registrable Securities to request one Short-Form Registration pursuant to paragraph 1 above or (ii) adversely treat PFDC in a manner different than the Investors, shall be effective against PFDC without the prior written consent of the holders of a majority of the PFDC Registrable Securities (with it being understood that the addition of new parties to this Agreement as Investors or holders of other Registrable Securities shall in no event require the consent of any of the other stockholders party hereto). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. If the Company pays any consideration to any holder of Registrable Securities for such holder's consent to any amendment, modification or waiver hereunder, the Company will also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

        (c)    Successors and Assigns.    All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

        (d)    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        (e)    Counterparts.    This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

        (f)    Descriptive Headings.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        (g)    Governing Law.    The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

        (h)    Notices.    All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow) upon receipt of mechanical confirmation of delivery, (ii) for deliveries within the continental United States, one day following the day when deposited with a reputable and established overnight express courier (charges prepaid), (iii) for overseas deliveries, five days following the day when deposited with a reputable and established overnight express courier (charges prepaid), or (iv) for deliveries within the continental United States, five days following mailing by certified or registered mail, postage prepaid and return receipt requested. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors attached hereto, to each of PFDC and Claude Gros at the address indicated on the Schedule of PFDC Holders attached hereto, and to the Company at the address indicated below (or in each case at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party):

Physicians Formula, Inc. 1055 West 8th Street Azusa, California 91702 Attn: Chief Executive Officer Telephone: (626) 334-3395 Telecopy: (626) 812-9462
with a copy to (which shall not constitute notice to the Company):
Summit Partners, L.P. 499 Hamilton Avenue Suite 200 Palo Alto, California 94301
Attn:	Walter G. Kortschak Craig D. Frances
Telephone: (650) 614-6600 Telecopy: (650) 321-1188
Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601
Attn:	Ted H. Zook, P.C.
Telephone:	(312) 861-2000
Telecopy:	(312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

*    *    *    *    *

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PFI HOLDINGS CORP.
By:	/s/ Andre Pieters
Its:	President
SUMMIT VENTURES V, L.P.
By:	Summit Partners V, L.P.,
its General Partner
By:	Summit Partners, LLC, its General Partner
By:	/s/ Walter Kortschak Member
SUMMIT V COMPANION FUND, L.P.
By:	Summit Partners V, L.P.,
Its	General Partner
By:	Summit Partners, LLC,
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT V ADVISORS (QP) FUND, L.P.
By:	Summit Partners V, L.P.,
Its:	General Partner
By:	Summit Partners, LLC,
Its:	General Partner
By:	/s/ Walter Kortschak Member

SUMMIT V ADVISORS FUND, L.P.
By:	Summit Partners V, L.P.
Its:	General Partner
By:	Summit Partners, LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT VENTURES VI-A, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT VENTURES VI-B, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT VI ADVISORS FUND, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member

SUMMIT VI ENTREPRENEURS FUND, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT INVESTORS VI, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners, VI (GP), LLC
Its:	General Partner
By:	/s/ Walter Kortschak Member
SUMMIT SUBORDINATED DEBT FUND II, L.P.
By:	Summit Partners SD II, LLC
Its:	General Partner
By:	Stamps, Woodsum & Co. IV
Its:	Managing Member
By:	/s/ Walter Kortschak General Partner

PIERRE FABRE DERMO-COSMETIQUE, S.A.
By:	/s/ Pierre-Andre Poirier
Its:	Secretary
/s/ Claude Gros Claude Gros

SCHEDULE OF INVESTORS

Summit Ventures V, L.P.
Summit V Companion Fund, L.P.
Summit V Advisors (QP) Fund, L.P.
Summit V Advisors Fund, L.P.
Summit Ventures VI-A, L.P.
Summit Ventures VI-B, L.P.
Summit VI Advisors Fund, L.P.
Summit VI Entrepreneurs Fund, L.P.
Summit Investors VI, L.P
Summit Subordinated Debt Fund II, L.P.

in each case:

c/o Summit Partners, L.P.
499 Hamilton Avenue
Suite 200
Palo Alto, CA 94301
Attn: Walter G. Kortschak
          Craig D. Frances

with a copy to (which shall not constitute notice to such holder of Registrable Securities):

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attn: Ted H. Zook, P.C.
Telephone: (312) 861-2000
Telecopy: (312) 861-2200

SCHEDULE OF PFDC HOLDERS

Pierre Fabre Dermo-Cosmetique, S.A.
1, Avenue d'Albi
la Michonne
81 106 Castres Cedex
France
Attn: Bertrand Parmentier, CFO
Telephone:+33 (5) 63 71 47 31
Telecopy: +33 (5) 63 71 47 16

with a copy to (which shall not constitute notice to such holder of Registrable Securities):

Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC
333 West Wacker Drive
Chicago, Illinois 60606
Attention: Peter J. Barack, Esq.
Telephone: (312) 948-3101
Telecopy: (312) 984-3150

Mr. Claude Gros
1 place de l' Etoile
38000 Grenoble
France
Telephone: 33 476 18 93 64
Telecopy: 33 476 61 91 64

with a copy to (which shall not constitute notice to such holder of Registrable Securities):

Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC
333 West Wacker Drive
Chicago, Illinois 60606
Attention: Peter J. Barack, Esq.
Telephone: (312) 948-3101
Telecopy: (312) 984-3150

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  Exhibit 10.7